UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under the Securities Act of 1933

ARI NETWORK SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	39-1388360
(State of Incorporation)	(I.R.S. Employer Identification No.)

10850 West Park Place, Suite 1200	53224
Milwaukee, Wisconsin 53224-3025	(Zip Code)

____________________________________

Amended and Restated ARI Network Services, Inc. 2010 Equity Incentive Plan

ARI Network Services, Inc. 2000 Employee Stock Purchase Plan, as amended

____________________________________

William A. Nurthen
Chief Financial Officer
ARI Network Services, Inc.
10850 West Park Place, Suite 1200
Milwaukee, Wisconsin 53224-3025
(414) 973-4300

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

C.J. Wauters
Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, Wisconsin 53202
(414) 273-3500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, $.001 par value	1,550,000	$3.27	$5,068,500	$652.82

(1)

Total includes 1,200,000 shares of the Registrant’s Common Stock registered with respect to the Amended and Restated ARI Network Services, Inc. 2010 Equity Incentive Plan, and 350,000 shares of the Registrant’s Common Stock registered with respect to the ARI Network Services, Inc. 2000 Employee Stock Purchase Plan, as amended.  In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act.  The price per share and offering price are calculated based on the average of the high and low sales prices of the Registrant’s Common Stock on the NASDAQ Capital Market on January 3, 2013, in accordance with Rule 457(c) under the Securities Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed pursuant to General Instruction E to Form S-8 under the Securities Act. In accordance with General Instruction E to Form S-8, the Company hereby incorporates by reference the contents of Registration Statement No. 333-171491, filed with the Securities and Exchange Commission on December 30, 2010, together with all exhibits filed therewith or incorporated therein.

Exhibits

10.1

Amended and Restated ARI Network Services, Inc. 2010 Equity Incentive Plan incorporated by reference to Exhibit
10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 8, 2014

10.2	ARI Network Services, Inc. 2000 Employee Stock Purchase Plan, as amended, incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 8, 2014

5	Opinion of Godfrey & Kahn, S.C. regarding legality of the Common Stock being registered

23.1	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5)

23.2	Consent of Wipfli LLP

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on January 8, 2014.

ARI NETWORK SERVICES, INC.

By: /s/ Roy W. Olivier

Roy W. Olivier

President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Roy W. Olivier Roy W. Olivier	President, Chief Executive Officer and Director (Principal Executive Officer)	January 8, 2014
/s/ William A. Nurthen William A. Nurthen	Chief Financial Officer (Principal Accounting and Financial Officer)	January 8, 2014
/s/ Gordon J. Bridge Gordon J. Bridge	Director	January 8, 2014
/s/ Brian E. Dearing Brian E. Dearing	Chairman of the Board, Director	January 8, 2014
/s/ James R. Johnson James R. Johnson	Director	January 8, 2014
/s/ William H. Luden, III William H. Luden, III	Director	January 8, 2014
/s/ Dwight B. Mananteo Dwight B. Mamanteo	Director	January 8, 2014
/s/ William C. Mortimore William C. Mortimore	Director	January 8, 2014
/s/ Robert Y. Newell, IV Robert Y. Newell, IV	Director	January 8, 2014
/s/ P. Lee Poseidon P. Lee Poseidon	Director	January 8, 2014

EXHIBIT INDEX

Exhibits

10.1

Amended and Restated ARI Network Services, Inc. 2010 Equity Incentive Plan incorporated by reference to Exhibit
10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 8, 2014

10.2	ARI Network Services, Inc. 2000 Employee Stock Purchase Plan, as amended, incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 8, 2014

5	Opinion of Godfrey & Kahn, S.C. regarding legality of the Common Stock being registered

23.1	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5)

23.2	Consent of Wipfli LLP

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